UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to ss.240.14a-12


                         FIRST FEDERAL BANKSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)




--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

               Common stock, par value $0.01 per share
          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

               3,304,471
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     3.   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               $0.00
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     4.   Proposed maximum aggregate value of transaction:

               $0.00
          ----------------------------------------------------------------------

     5.   Total fee paid:

               $0.00
          ----------------------------------------------------------------------

[ ]  Fee  paid previously with preliminary materials:
                                                      --------------------------


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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

          ----------------------------------------------------------------------

     2.   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3.   Filing Party:

          ----------------------------------------------------------------------

     4.   Date Filed:

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                                PRELIMINARY COPY

                         FIRST FEDERAL BANKSHARES, INC.
                                329 Pierce Street
                             Sioux City, Iowa 51102

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD DECEMBER 18, 2009

November 16, 2009

To Our Stockholders:

     A special meeting of stockholders (the "Meeting") of First Federal Bankshares, Inc. (the "Company") will be held on Friday, December 18, 2009. The Meeting will be held at 12:00 noon, Central Time, at 801 Fourth Street, Sioux City, Iowa 51102.

     At the Meeting, stockholders will be asked:

     1. To approve a plan of dissolution and liquidation (the "Plan of Dissolution") approved and recommended by the Board of Directors, pursuant to which the Company will be voluntarily dissolved, its liabilities provided for, its affairs wound up and any remaining assets distributed to stockholders.

     Your proxy to vote at the Meeting is being solicited on behalf of the Board of Directors. Record holders of our common shares at the close of business on November 12, 2009 may vote at the Meeting. The attached proxy statement is being mailed on or about November 17, 2009 to holders of the Company's common stock.

     Whether or not you plan to attend the Meeting in person, your vote is important. In order to maximize the economic benefits to stockholders as discussed in the accompanying proxy statement, the Plan of Dissolution must be approved by the stockholders. Failure to return the enclosed proxy card or to vote in person at the Meeting will have the same effect as a vote against approval of the Plan of Dissolution. If we do not receive the approval of the majority of the outstanding shares of our common stock, we will not be able to dissolve the Company, and will continue to incur operating expenses instead of distributing those assets to the stockholders. The Board of Directors has carefully considered this proposal and believes that approval is in the best interest of the Company and the stockholders. Accordingly, the Board of Directors recommends that you vote FOR this proposal.

     Please read the enclosed proxy statement and accompanying materials and vote your shares by signing and dating the proxy card and mailing it promptly in the enclosed postage prepaid envelope. This will ensure that your shares are represented at the Meeting. Of course, you are also welcome to attend the Meeting and vote your shares in person, even if you have previously returned your proxy card.


                                            By Order of the Board of Directors




                                            Barry E. Backhaus
                                            President, Chairman of the Board and
                                            Chief Executive Officer
                                            First Federal Bankshares, Inc.

                         FIRST FEDERAL BANKSHARES, INC.
                                329 Pierce Street
                             Sioux City, Iowa 51102
                                 (712) 277-0200

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         To be Held on December 18, 2009


     Notice is hereby given that a Special Meeting of Stockholders (the "Meeting") of First Federal Bankshares, Inc. (the "Company") will be held at 801 Fourth Street, Sioux City, Iowa at12:00 noon, Central Time, on Friday, December 18, 2009.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1. the approval of a plan of dissolution and liquidation (the "Plan of Dissolution"), pursuant to which the Company will be voluntarily dissolved, its liabilities provided for, its affairs wound up and any remaining assets distributed to stockholders;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting. You may also be asked to take action on other matters that may be brought before the Meeting by the Board of Directors. In accordance with our Bylaws, matters that are not specified in this Notice of Special Meeting cannot be brought before the Meeting unless they are brought before the Meeting by the Board of Directors. The Board of Directors does not intend to bring any additional matters before the Meeting as of this date.

     Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on November 12, 2009 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the offices of the Corbett Anderson law firm, 423 Sixth Street, Suite 400, the Security National Bank Building, Sioux City, Iowa for a period of ten days prior to the Meeting and will also be available for inspection at the Meeting.

     You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Jon G. Cleghorn
                                            Secretary

Sioux City, Iowa
November 16, 2009



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IMPORTANT:  THE PROMPT  RETURN OF PROXIES  WILL SAVE THE  COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

13

                                PRELIMINARY COPY

                                 PROXY STATEMENT

                         First Federal Bankshares, Inc.
                                529 Pierce Street
                             Sioux City, Iowa 51101
                                 (712) 277-0200

                         SPECIAL MEETING OF STOCKHOLDERS
                   To be held on December 18, 2009, 12:00 noon

     This proxy statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Federal Bankshares, Inc. (the "Company") of proxies to be used at the special meeting of stockholders of the Company (the "Meeting"), which will be held at 801 Fourth Street, Sioux City, Iowa on Friday, December 18, 2009 at 12:00 noon Central Time. The accompanying Notice of Special Meeting and this proxy statement are first being mailed to stockholders of the Company on or about November 17, 2009.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the proposal to adopt a plan of dissolution and liquidation adopted by the Board of Directors (the "Plan of Dissolution"), a copy of which is attached as Exhibit A to this proxy statement pursuant to which the Company will be voluntarily dissolved, its liabilities provided for, its affairs wound up and any remaining assets distributed to stockholders.

                                  RISK FACTORS

     In addition to the other information presented in this proxy statement, stockholders should consider the following risks that relate to the value that they may derive from the Plan of Dissolution.

There is no assurance as to when the Company's winding up will have progressed sufficiently to permit distribution of the remaining assets to the Company's stockholders, or that distribution of all or any part of the remaining assets will be permissible.

     There is no guarantee that the winding up of the Company will not take longer than anticipated. It may take longer than currently anticipated to complete the necessary proceedings and unanticipated claims may be raised against the Company, the resolution of which may delay completion of the Company's winding up. In addition, it may be necessary for the Company to utilize some or all of its assets as security for disputed, conditional or contingent claims while they are being resolved. If there are valid claims against the Company, it may be necessary for the Company to utilize some or all of its assets to satisfy these claims. Accordingly, there is no guarantee that we will be able to distribute all, or any, of the remaining assets to stockholders as anticipated.

If the Company's assets are distributed to stockholders without payment of or appropriate provision being made for all the Company's liabilities in connection with the winding up of its affairs, stockholders could be liable for amounts distributed to them.

     Under Delaware law, if we fail to pay or provide adequately for the Company's liabilities and obligations in connection with the winding up of the Company, for a period of three years following the filing by the Company of its certificate of dissolution, a stockholder of the Company could be held liable to creditors of the Company for his or her pro rata portion (based on ownership of common stock as of the record date for the distribution) of any such liability, limited to the amount previously received by the stockholder in distributions from the Company under the Plan of Dissolution. If we make a distribution to you, but have not held back enough cash to satisfy all Company liabilities, you might have to pay back some or all of the assets you receive. We do not plan to make any distribution pursuant to the Plan of Dissolution without payment or adequate provision having been made for all the Company's liabilities.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING INFORMATION

     We caution you that this proxy statement contains statements that contain "forward-looking" information, indicated by statements not related to historical facts. These statements are based on our current beliefs as to the outcome and timing of future events, and actual results may differ materially from those projected or implied in the forward-looking statements. Further, some forward-looking statements are based upon assumptions of future events that may not prove to be accurate. The forward-looking statements involve risks and uncertainties, including, but not limited to, the risks and uncertainties referred to below under "Certain Risks," "Information Regarding the Company and Selected Financial Data" and elsewhere within this proxy statement.

                         MEETING AND VOTING INFORMATION

Date, Time and Place of the Meeting

     The Meeting will be held on Friday, December 18, 2009, at 12:00 noon, Central Time, at 801 Fourth Street, Sioux City, Iowa.

Matters to be Considered at the Meeting

     At the Meeting, stockholders will be asked to consider and vote to approve the Plan of Dissolution. The Meeting has been called by the Board of Directors solely for the stockholders to consider and act upon the Plan of Dissolution, which the Board of Directors has approved and recommended to the stockholders for their approval. The Board of Directors does not intend to bring any other matter before the Meeting. Pursuant to the Company's Bylaws, only those matters that are brought before a special meeting of stockholders by the Board of Directors may be addressed at the special meeting of stockholders.

Who May Vote

     Only holders of the Company's common stock, as recorded in the Company's share register as of the close of business on November 12, 2009 (the "Record Date"), may vote at the Meeting. At the close of business on November 12, 2009, there were 3,304,471 common shares of the Company entitled to vote. Each such stockholder will be entitled to one vote for each common share held on all matters to come before the Meeting. Each stockholder may vote in person or by proxy.

     The directors and executive officers of the Company currently own, in the aggregate, 174,564 shares, or 5.29%, of the outstanding shares of our common stock, and have options to purchase an additional 19,050 shares, which, if exercised, would result in the directors and officers owning 5.84% of the outstanding shares of our common stock. It is unlikely that any directors or officers will exercise options to purchase additional shares before the Record Date. See "Security Ownership of Certain Beneficial Owners and Management." We expect that the directors and executive officers of the Company will vote all of the shares that they hold in favor of the proposal.

Quorum and Required Vote

     The presence at the Meeting (in person or by proxy) of a majority of the common shares outstanding will constitute a quorum for conducting business. Under Delaware law, the affirmative vote of a majority of the outstanding common shares entitled to cast a vote is required to approve the Plan of Dissolution. Accordingly, we must receive the affirmative vote of the holders of at least 1,652,236 shares in order to approve the Plan of Dissolution. The Board of Directors recommends a vote FOR approval of the Plan of Dissolution.

     You can abstain from voting by marking the "abstain" box on your proxy card or, if you choose to attend and vote at the Meeting, on the ballot at the Meeting. Proxies marked as abstaining and proxies containing "broker non-votes" will be counted as present for purposes of establishing a quorum. "Broker non-votes" occur when a broker returns a proxy on behalf of customers but does not cast a vote on matters for which the broker has received no direction from


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


its customers. Abstentions and broker non-votes are not counted "for" or "against" a particular matter. Because we are required to obtain the affirmative vote of a majority of the outstanding shares entitled to vote on the Plan of Dissolution, abstentions and broker non-votes have the same effect as a vote "against" the Plan of Dissolution.

How to Vote

     You can provide your voting instructions before the Meeting by mail by completing, signing and promptly returning your proxy card in the enclosed postage prepaid envelope. If you hold shares in "street name" through a broker or bank, you will receive materials regarding this proxy statement from your broker or bank. You must instruct your broker or bank to vote your shares. Please carefully follow the directions on your proxy card that you received with this proxy statement and any instructions that you receive from your broker or bank.

     Alternatively, you may vote in person if you attend the Meeting, even if you have previously mailed your proxy card.

Revocation of a Proxy

     Any stockholder who votes by proxy may revoke the proxy at any time before it is formally voted at the Meeting. You can revoke a proxy by:

     o giving written notice of revocation to First Federal Bankshares, Inc. c/o Corbett, Anderson, Corbett, Vellinga & Irvin, L.L.P., 423 Sixth Street, Suite 400, the Security National Bank Building, Sioux City, Iowa 51102, Attention: Secretary;

     o    executing and returning a proxy card bearing a later date; or

     o    attending the Meeting and voting in person.

     Attendance at the Meeting, by itself, will not revoke any proxy you previously granted.

Persons Making the Solicitation and Solicitation Costs

     The Company will bear the costs of solicitation of proxies for the Meeting. The Company has engaged Laurel Hill Advisory Group, LLC to act as solicitation agent in connection with the proxy statement. The Company will pay Laurel Hill Advisory Group, LLC a fee of $6,500 for serving as the solicitation agent. In addition, directors and officers of the Company may solicit proxies from stockholders of the Company by telephone, telegram, e-mail, personal interview or otherwise. These directors and officers will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. We will reimburse brokers, banks, nominees, fiduciaries and other custodians for expenses incurred in mailing the proxy statement to the beneficial owners of common shares held of record by them.

     This proxy statement and the accompanying proxy card are first being mailed on or about November 17, 2009 to holders of the common shares of the Company.


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


                                   PROPOSAL 1
               APPROVAL OF THE PLAN OF DISSOLUTION AND LIQUIDATION

     The following is a summary description of the material aspects of the Plan of Dissolution. This summary may not contain all the information that is important to you and should be read in conjunction with the Plan of Dissolution, which is attached as Exhibit A to this proxy statement. The Plan of Dissolution contemplates a distribution of the Company's remaining assets to the stockholders, to the extent permitted by law, upon completion of the winding up of the Company, and the complete cancellation of the stockholders' interests in the Company. In considering your vote on the Plan of Dissolution, you should read this entire proxy statement and the Plan of Dissolution.

Overview of the Plan of Dissolution

     At the Meeting, stockholders will be asked to approve the Plan of Dissolution adopted by our Board of Directors, a copy of which is attached as Exhibit A to this proxy statement. The principal terms of the Plan of Dissolution provide for:

     o the voluntary dissolution of the Company and the winding up of its business and affairs in accordance with Delaware law; and

     o the distribution to the Company's stockholders of the Company's remaining assets, if any.

     On September 29, 2009, the Board of Directors of the Company approved and adopted the Plan of Dissolution for the Company and directed that such plan be recommended and submitted to a vote of the stockholders of the Company at a special meeting. Approval of the holders of a majority of the outstanding shares of the Company's common stock is required for the Plan of Dissolution to become effective.

     To wind up the Company's affairs, all of its liabilities must be paid or provided for, certain tax reports and other regulatory filings made and other administrative actions taken as may be required for regulatory purposes or as are otherwise required by law. We currently expect that the Company may be able to sufficiently complete its winding up so that it is able to distribute its remaining assets to its stockholders in the fourth calendar quarter of 2009 or the first calendar quarter of 2010. The Company may make more than one distribution to stockholders during the winding up process. However, there is no assurance that claims will not be asserted against the Company or that other delays will not occur in the course of the winding up process that will require additional time to resolve and delay the intended distribution to the Company's stockholders.

Background and Reasons for the Plan of Dissolution

     The Company was previously the holding company for Vantus Bank, a federally chartered stock savings bank (the "Bank"). The Bank was the Company's principal operating subsidiary, and the Company did not conduct significant operations other than owning and managing the Bank.

     During the first and second calendar quarters of 2009, Moody's Investors Service and Fitch Ratings downgraded all of the Company's fourteen trust preferred CDO securities to "speculative grade." As a result, the Company was required to apply a higher risk weighing formula to these securities when calculating its regulatory capital ratios, and the Company's capital ratios fell below the threshold for "adequately capitalized" institutions.

     On May 10, 2009, the Bank's primary federal regulator, the Office of Thrift Supervision (the "OTS") notified the Bank that the Bank was required to increase its capital, imposed a number of restrictions on the Bank's activities, and required the Bank to submit a plan to the OTS by June 15, 2009 that would restore the Bank to adequately capitalized status by September 30, 2009.

     On July 31, 2009, the Company and the Bank consented to separate Stipulations and Consents to Issuance of Order to Cease and Desist (the "Cease and Desist Orders"). The Cease and Desist Orders imposed additional restrictions on the operations of the Company and the Bank, required the Company to submit a


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


business plan that would result in the Bank achieving a Tier 1 capital ration of 8.0% and a total risk-based capital ratio of 12.0%, as well as other business and financial objectives.

     On August 14, 2009, the OTS notified the Bank that the capital restoration plan that it provided in response to the May 10, 2009 OTS letter was unacceptable, and that the OTS intended to issue a Prompt Corrective Action Directive (the "Directive") to the Bank. On August 31, 2009, the Bank entered into a Stipulation and Consent to the Directive, which included the Bank's consent to the OTS's appointment of a receiver.

     On September 4, 2009, the Bank was closed by the OTS, and the Federal Deposit Insurance Corporation (the "FDIC") was appointed as receiver of the Bank. Subsequently, Great Southern Bank, Springfield, Missouri, assumed all of the deposits of the Bank and purchased approximately $387 million of the Bank's assets in a transaction facilitated by the FDIC. The Company did not receive any proceeds from the transaction with Great Southern Bank.

     On September 8, 2009, the Company received a NASDAQ Staff Determination Letter notifying the Company that, as a result of concerns about the Company's ability to remain compliant with the requirements for continued listing on The Nasdaq Stock Market, the NASDAQ staff had made a determination to delist the Company's common stock from The Nasdaq Stock Market. The Company did not appeal the determination, and on September 17, 2009, trading in the Company's common stock on The Nasdaq Stock Market was suspended. On October 6, 2009, NASDAQ filed with the SEC a Form 25-NSE, which removed the Company's common stock from listing and registration on The Nasdaq Stock Market.

     In the absence of the Bank, the Company's assets consist solely of approximately $225,000 in cash. The Company is funding its current expenses out of available cash assets. The Company does not have sufficient resources to acquire another financial institution, and does not intend to engage in any other operations. In addition, because it no longer owns and operates a depository institution, the Company believes it is unlikely that it will be a desirable acquisition target. Accordingly, the Company does not consider continuing in existence to be a sensible business plan. Given the Company's limited assets, it is unlikely that the Company would be able to continue to function as an economically viable enterprise for the benefit of its stockholders. In particular, the costs of administering the Company's affairs as a publicly owned enterprise are prohibitive, and seeking other business opportunities is not a viable alternative given the Company's limited assets. The costs associated with continued operations or exploring other business opportunities would likely erode any remaining potential value to stockholders.

     If stockholders do not approve the Plan of Dissolution, the Board of Directors will re-evaluate the prospects of the Company, and whether there is any other prudent course of action. This may result in again soliciting stockholder approval of the dissolution of the Company, which may be on substantially the same basis as the Plan of Dissolution or on another basis, or seeking reorganization or liquidation of the Company under the U.S. Bankruptcy Code or by a similar legal process. Any costs associated with any such alternative plan and the related solicitation of stockholder approval would further reduce the assets of the Company available for distribution to the stockholders.

Winding up of the Company

     In accordance with Delaware law (assuming that the stockholders approve the Plan of Dissolution), the Company's business and affairs will be wound up under the direction of the Board of Directors. We expect that a limited number of the directors and officers will continue to serve for a period of time after the approval of the Plan of Dissolution. Depending on the length of time taken to wind up the affairs of the Company, other individuals (who may be former officers or directors of the Company) may be elected by the remaining directors to oversee completion of the winding up. Delaware law also permits the Board of Directors, any creditor or any stockholder to apply to the Delaware courts at any time during the winding up proceedings to have such proceedings continued under the law and the supervision of the court.

     In the event the Company's winding up takes materially longer than anticipated, the Company's Board of Directors may establish a liquidating trust to administer the remaining tasks involved in winding up the Company's affairs.


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


In such event, the remaining assets of the Company would be transferred to the liquidating trust and the Company's stockholders would become the beneficiaries of the trust. Beneficial interests in the trust likely would not be transferable (except by operation of law).

     No federal or state regulatory approvals are required in order for the Company to effectuate the Plan of Dissolution, other than compliance with the applicable laws of Delaware governing the winding up of corporations, with which the Company expects to be able to comply in the ordinary course.

     We presently believe that the Company has no material liabilities. Barring unforeseen events, we anticipate that we will be able to complete the Company's winding up and make a distribution to stockholders as soon as the fourth calendar quarter of 2009 or the first calendar quarter of 2010. However, there is no assurance that the winding up of the Company will not take longer than anticipated. It may take longer than currently anticipated to complete the necessary proceedings and unanticipated claims may be raised against the Company, the resolution of which may delay completion of the Company's winding up. It may also be necessary for the Company to use its assets as security for asserted claims. In addition, if there are valid claims against the Company, it may be necessary for the Company to satisfy these claims out of its assets. Accordingly, there is no assurance that we will be able to distribute all, or any, of the assets to stockholders as anticipated.

Assets to be Distributed

     Since September 30, 2009, Company has incurred significant expenses in connection with the winding up of its affairs, including accounting, legal, SEC filing, printing, proxy solicitation, premiums for insurance to satisfy the Company's indemnification obligation, and continued operating expenses. As of the date of this proxy statement, the Company's assets consist solely of approximately $225,000 in cash. After incurring additional expenses in connection with its winding up and making appropriate reserves for expenses and claims, the Company expects to have approximately $175,000 in cash. When we are in a position to make a distribution to stockholders, stockholders will be provided information regarding the manner in which the distribution is to be made and if it will be required for stockholders to surrender their share certificates to the Company. Stockholders should not send their share certificates to the Company at this time. The Company may make more than one distribution to stockholders.

     The Company's remaining assets may only be distributed to the Company's stockholders if all liabilities of and claims against the Company have been paid or provided for. The Company is required under Delaware law and the Plan of Dissolution to pay or provide for:

     o all claims, including contingent, conditional or unmatured contractual claims known to the Company;

     o any claims against the Company that is the subject of a pending action, suit or proceeding; and

     o claims that, based upon facts known to the Company, are likely to arise or to become known to the Company within 10 years after the dissolution.

     The Company does not know of any contractual claims. The Company is not subject to any pending action, suit or proceeding, and the Company does not believe that there are any claims that are likely to arise within 10 years. However, there can be no assurance that the Company will not become subject to such an action, suit or proceeding prior to the completion of the winding up.

     There is no assurance as to when the Company's winding up will have progressed sufficiently to permit distribution of the remaining assets to the Company's stockholders or that distribution of all, or any, of such assets will be permissible.

Indemnification of Directors and Officers of the Company

     Under the Company's certificate of incorporation and bylaws, the Company is obligated to indemnify its directors and officers against liabilities and expenses incurred by them in connection with their service to the Company,


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


including with respect to the dissolution of the Company and the winding up of its affairs, and to advance expenses incurred in responding to claims of such liability, subject to certain very limited exceptions. The Company's dissolution will not terminate these indemnification obligations, and indemnification claims could be asserted against the Company in the course of the Company's winding up in the same manner as other claims may be asserted against the Company, as discussed above.

     In connection with the dissolution, the Company may grant releases to current or former directors, officers and employees of the Company of any claims the Company may have against such persons in consideration of such person releasing the Company from any indemnification obligations the Company has to such person.

Record Date for Liquidating Distributions

     The record date for determining stockholders of record for the purposes of the distribution of remaining assets pursuant to the Plan of Dissolution will be the date on which the Company files a certificate of dissolution with the State of Delaware, which the Company expects will be the day after the Meeting or the day after any adjournment of the Meeting. The Company intends to instruct its transfer agent not to process any transactions in the Company's common stock after 5:00 p.m. on such date. Accordingly, this date will serve as the record date for any subsequent distributions to stockholders.

No Appraisal or Dissenter's Rights

     Pursuant to Delaware law, there are no appraisal, dissenter's or similar rights available to the Company's stockholders in connection with the transactions contemplated by the Plan of Dissolution.

Abandonment; Amendment

     Notwithstanding stockholder approval of the Plan of Dissolution, the Board of Directors may abandon the dissolution of the Company and the Plan of Dissolution at any time prior to filing the certificate of dissolution. The Plan of Dissolution requires, assuming stockholder approval, that the Company file a certificate of dissolution with the State of Delaware after the approval of the Company's stockholders has been received. Upon such filing, in accordance with Delaware law, the dissolution of the Company will be effective and may no longer be abandoned.

     Neither Delaware law nor the Plan of Dissolution provides for the amendment of the Plan of Dissolution. Accordingly, the Plan of Dissolution may not be amended after stockholder approval has been received.

Potential Liability of Stockholders

     Under Delaware law, we are required, in connection with the winding up of the Company, to pay or adequately provide for payment of all of the Company's liabilities and obligations. If we distribute assets to stockholders without paying or providing adequately for all the Company's liabilities and obligations, Delaware law provides that, for a period of three years following the filing by the Company of a certificate of dissolution, a stockholder could be held liable to creditors of the Company for its pro rata portion (based on relative shareholdings) of any such liability, limited to the amount received by the stockholder in distributions from the Company under the Plan of Dissolution. If we made a distribution to you, in such circumstances, you may have to pay back some or all of the distributions made to you. Because we intend to carefully evaluate, and make adequate provision for, the Company's liabilities in winding up the Company, we do not anticipate that any distribution will be made pursuant to the Plan of Dissolution without payment or adequate provision having been made for all the Company's liabilities.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PLAN OF DISSOLUTION.

          INFORMATION REGARDING THE COMPANY AND SELECTED FINANCIAL DATA

     The following selected historical financial data is based on the consolidated financial reports of the Company and the Bank and, accordingly, reflects the operations of the Bank. Effective September 4, 2009, the Bank was placed into receivership, certain assets of the Bank were sold, and the Company no longer owned the Bank. Accordingly, the selected financial data as of September 30, 2009 reflects only the financial condition and results of operations of the Company, without the Bank. In addition, the selected financial data for the periods ended June 30, 2005, June 30, 2006, June 30, 2007, June 30, 2008, June 30, 2009 and September 30, 2009 have been revised to include the Bank as discontinued operations. Accordingly, the assets, liabilities and income
(loss) of the Bank are set forth under "assets of discontinued operations," "liabilities of discontinued operations," and "income (loss) from discontinued operations," respectively. The selected financial information is not an indication of the future performance of the Company, or of the assets that may be available for distribution. We expect that any future financial performance of the Company, if the Plan of Dissolution is not approved, to be substantially different from the selected financial information set forth below.


                                                                                  (Dollars in thousands, except per share amounts)

                                                                                                      June 30,
                                                                                ----------------------------------------------------
Financial Condition                                September 30, 2009              2009       2008       2007       2006      2005
------------------------------------------------------------------------------------------------------------------------------------
Total assets                                              $609                   $492,363   $566,535   $648,459   $617,056  $590,764
Cash and cash equivalents                                  609                        857        833      1,439      3,125       669
Securities available for sale                                -                          -          -          -          -       680
Loans receivable, net                                        -                          -        693      1,767      1,461     1,139
Other assets                                                 -                         15         55         22        501     2,043
Assets of discontinued operations                            -                    491,491    564,954    645,231    611,969   586,233
Accrued expenses and other liabilities                      28                         82          -          -          -         -
Accrued taxes payable                                        -                          -        158        221        115       141
Liabilities of discontinued operations                       -                    501,654    534,385    577,983    548,618   520,328
Stockholders' equity (deficit)                             581                     (9,373)    31,992     70,255     68,323    70,295




                                                          Three months ended
                                                             September 30,                       Years ended June 30,
                                                          --------------------------------------------------------------------------

Operations Data                                            2009        2008        2009       2008       2007       2006      2005
------------------------------------------------------------------------------------------------------------------------------------
Total interest income                                      $2          $16          $ 60      $ 128       $217       $166      $171
Total interest expense                                      -            -             -          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
  Net interest income                                       2           16            60        128        217        166       171
Provision for losses on loans                               -            -             -          -          -          -         -
------------------------------------------------------------------------------------------------------------------------------------
  Net interest income after provision for loan losses       2           16            60        128        217        166       171
------------------------------------------------------------------------------------------------------------------------------------
Non-interest income:
  Gain on sale of investment securities                     -            -             -          -                   203         -
  Reversal of losses upon disposition of subsidiary
    in excess of investment (1)                        10,162            -             -          -          -          -         -
  Other income                                              -            -             -          -         28         74         -
------------------------------------------------------------------------------------------------------------------------------------
  Total non-interest income                            10,162            -             -          -         28        277         -
------------------------------------------------------------------------------------------------------------------------------------
Non-interest expense:
  Professional, insurance and regulatory expense          211            6           101        196        243        294       233
  Other non-interest expense                                -           28           730        197        207        233       180
------------------------------------------------------------------------------------------------------------------------------------
  Total non-interest expense                              211           34           831        393        450        527       413

Income (loss) before income taxes and discontinued
  operations                                            9,953          (18)         (771)      (265)      (205)       (84)     (242)
Income tax expense (benefit)                                -           (6)         (138)       (90)      (107)       (32)      (94)
------------------------------------------------------------------------------------------------------------------------------------
  Income (loss) from continuing operations              9,953          (12)         (633)      (175)       (98)       (52)     (148)
------------------------------------------------------------------------------------------------------------------------------------
Income (loss) from discontinued operations,
  net of tax                                                -         (786)      (51,688)   (25,184)     3,167      3,384     4,361
------------------------------------------------------------------------------------------------------------------------------------
Net income (loss)                                      $9,953        ($798)     ($52,321)  ($25,359)    $3,069     $3,332    $4,213
====================================================================================================================================

Per share information:
Basic earnings (loss) from continuing operations        $3.06       ($0.01)       ($0.20)    ($0.05)    ($0.02)    ($0.02)   ($0.04)
Basic earnings (loss) from discontinued operations       0.00        (0.24)       (15.90)     (7.77)      0.95       1.01      1.23
------------------------------------------------------------------------------------------------------------------------------------
  Basic earnings (loss) per share                       $3.06       ($0.25)      ($16.10)    ($7.82)     $0.93      $0.99     $1.19
====================================================================================================================================
Diluted earnings (loss) from continuing operations      $3.06       ($0.01)       ($0.20)    ($0.05)    ($0.02)    ($0.01)    $0.04
Diluted earnings (loss) from discontinued operations        -        (0.24)       (15.90)     (7.77)      0.94       0.99      1.20
------------------------------------------------------------------------------------------------------------------------------------
  Diluted earnings (loss) per share                     $3.06       ($0.25)      ($16.10)    ($7.82)     $0.92      $0.98     $1.16
====================================================================================================================================
Cash dividends declared per common share                    -            -             -     $0.315     $0.415     $0.400    $0.400
====================================================================================================================================


-------------------------
(1) Non-cash item. The Company recorded equity in losses of the Bank through June 30, 2009, which was $10,162 higher than the Company's recorded investment at that date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the number of the Company's common shares beneficially owned by each director and executive officer of the Company and beneficial owner of more than 5% of the Company's common stock, and all of the Company's directors and executive officers as a group. This ownership information is as of November 12, 2009, and is determined in accordance with SEC rules for reporting beneficial ownership of shares.


                                                                    Shares of Stock
                                                                 Beneficially Owned at        Percent
     Name and Address of Beneficial Owner(1)                      November 12, 2009(2)      of Class(3)
     ------------------------------------                        ---------------------      -----------
Barry E. Backhaus, President, Chief Executive Officer,
Chairman of the Board and Director(4)                                 86,568(9)               2.62%
Jon G. Cleghorn, Vice President, Secretary and Director(5)            42,800(10)              1.30%
Arlene T. Curry, Director(6)                                           8,769(11)                 *
Allen J. Johnson, Director                                            12,851(12)                 *
Ronald A. Jorgensen, Director                                          6,000(13)                 *
Charles D. Terlouw, Director                                           6,400(14)                 *
David M. Roederer, Director                                            5,000(15)                 *
Gary L. Evans, Director                                               25,676(16)                 *
Current Directors and Executive Officers as a Group
(8 persons)                                                          194,064(17)              5.84%
Levon L. Mathews(7)                                                    5,000(18)                 *
Mike Moderski(8)                                                       9,034(19)                 *

Jeffrey L. Gendell
55 Railroad Avenue                                                    259,694(20)             7.90%
Greenwich, Connecticut 06830


*Less than 1% of outstanding common stock.
-----------------------------------------
(1) The mailing address for each person, unless otherwise indicated, is 329 Pierce Street, Sioux City, Iowa 51101.
(2) Includes all shares held directly, as well as by spouses and minor children, in trust and other indirect ownership, over which shares the listed stockholders effectively exercise sole or share voting or dispositive power.
(3)  Based upon 3,304,471 shares issued and outstanding.
(4) Mr. Backhaus was appointed as President and Chief Executive Officer of the Company and Chairman of the Board effective September 15, 2009.
(5) Mr. Cleghorn was appointed as Vice President and Secretary of the Company effective September 15, 2009.
(6)  Ms. Curry resigned as Chairman of the Board effective September 15, 2009.
(7) Mr. Mathews resigned as President and Chief Executive Officer of the Company effective September 25, 2009.
(8) Mr. Moderski resigned as Chief Financial Officer of the Company effective September 18, 2009.
(9) Includes 3,700 shares subject to options issued under the 1999 Stock Option Plan that have vested.
(10) Includes 450 shares subject to options issued under the 1999 Stock Option Plan that have vested.
(11) Includes 5,450 shares subject to options issued under the 1999 Stock Option Plan that have vested.
(12) Includes 450 shares subject to options issued under the 1999 Stock Option Plan that have vested.
(13) Includes 650 shares subject to options issued under the 1999 Stock Option Plan that have vested and 2,350 shares subject to options issued under the 2006 Stock-Based Incentive Plan that have vested or will vest within 60 days.
(14) Includes 3,000 shares subject to options issued under the 2006 Stock-Based Incentive Plan that have vested or will vest within 60 days.
(15) Includes 3,000 shares subject to options issued under the 2006 Stock-Based Incentive Plan that have vested or will vest within 60 days
(16) Includes 450 shares subject to options issued under the 1999 Stock Option Plan that have vested.
(17) Because Messrs. Mathews and Moderski resigned their positions prior to the date of this proxy statement, the shares of stock that they beneficially own are not included in this total. If the shares of stock that Messrs. Mathews and Moderski beneficially own were included, the directors and officers as a group would beneficially own 208,098 shares, or 6.23% of the outstanding shares.
(18) All 5,000 shares are subject to options issued under the 2006 Stock-Based Incentive Compensation Plan that will vest within 60 days.
(19) Includes 4,800 shares subject to options issued under the 1999 Stock Option Plan that have vested and 3,234 shares subject to options issued under the 2006 Stock-Based Incentive Plan that have vested.
(20) As of June 30, 2008, based upon a Schedule 13F filed with the SEC by Jeffrey L. Gendell on August 14, 2009.

                INTERESTED PARTIES AND RELATED PARTY TRANSACTIONS

     Other than beneficial ownership interests set forth below under "Security Ownership of Certain Beneficial Owners and Management," none of the directors or executive officers has any direct or indirect interest in the Company. In the course of its business, the Bank regularly extended loans to directors and officers of the Company. All such loans were purchased by Great Southern Bank in the transaction facilitated by the FDIC in connection with its receivership of the Bank. The Company is not aware of any transactions with any directors or officers, or with their affiliates, that would constitute a related party transaction.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following discussion summarizes material federal income tax consequences of the Plan of Dissolution to the Company and our stockholders.

     The following summary is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, judicial decisions and published administrative rules and pronouncements of the Internal Revenue Service, all as in effect on the date hereof. Changes in such rules or new interpretations thereof may have retroactive effect and could significantly affect the federal income tax consequences described below.

     The Company has not requested an opinion of counsel or a ruling from the Internal Revenue Service with respect to any of the tax aspects of the Plan of Dissolution. In addition, this summary does not discuss foreign, state or local tax consequences of the Plan of Dissolution, nor does it purport to address the federal income tax consequences of the Plan of Dissolution to special classes of taxpayers (such as foreign taxpayers, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, tax-exempt organizations, investors in pass-through entities, persons whose functional currency is not the U.S. dollar or who hold common shares of the Company as part of a position in a straddle or as part of a hedging or conversion transaction and persons who acquired common shares of the Company on an exercise of employee stock options or rights or otherwise as compensation or who hold employee stock options or rights to acquire common shares of the Company).

     Consequences to the Company

     Because the assets to be distributed by the Company to the stockholders will consist solely of cash, the Company will not recognize gain or loss on the distribution.

     Consequences to Stockholders of the Company

     In general, a stockholder of the Company will recognize gain or loss on its receipt of cash in an amount equal to the difference between the amount of cash received and the stockholder's aggregate tax basis in its shares in the Company. Any gain or loss recognized by a stockholder generally will be eligible for capital gain or loss treatment, assuming the shares are held as a capital asset. Any capital gain or loss recognized will be long-term capital gain or loss if the shares giving rise to the recognized gain or loss have been held for more than one year; otherwise, the capital gain or loss will be short-term.

     A non-corporate stockholder's long-term capital gain generally is subject to federal income tax at a maximum rate of 15%, while any capital loss can be offset only against other capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return) of ordinary income in any tax year. Any unutilized capital loss of a non-corporate stockholder may generally be carried forward as a capital loss to succeeding tax years for an unlimited time until the loss is exhausted. A corporate stockholder's capital gain is subject to federal income tax at a maximum rate of 35%, while any capital loss can be offset only against other capital gains. Any unused capital loss of a corporate stockholder generally can be carried back three years and carried forward five years to be offset against net capital gains generated in those years.

     If a stockholder has failed to furnish a correct taxpayer identification number or has failed to clarify that he or she has provided a correct taxpayer identification number and that he or she is not subject to "backup withholding," the stockholder may be subject to a 28% backup withholding tax with respect to any liquidating distribution. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Internal Revenue Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

     Stockholders are urged to consult their tax advisors concerning the federal, state, local and other tax consequences applicable to them under the Plan of Dissolution in light of their particular circumstances.

                       LISTING AND TRADING OF COMMON STOCK

     The shares of common stock of the Company are now quoted on the OTC (over-the-counter) Bulletin Board ("OTCBB") and on the "Pink Sheets" with ticker symbol FFSX. The OTCBB is a regulated quotation service that displays quotes, last sale prices, and volume information in OTC equity securities. Information about the OTCBB may be found on the Internet at www.otcbb.com. Pink Sheets is a source of market maker quotations, historical prices and corporate information about over-the-counter issues and issuers. Information about the Pink Sheets can be found at www.pinksheets.com. Stocks trading on the OTCBB or the Pink Sheets are not "listed" or sponsored by the issuers.

     If the Plan of Dissolution is approved, the Company plans to close its stock transfer books as of 5:00 p.m. on the date on which the Company files a certificate of dissolution with the State of Delaware, which the Company expects will be the day after the Meeting, or the day after any adjournment of the Meeting. The Company may require stockholders to surrender to the Company for cancellation the certificates representing the common shares of the Company they hold in order to receive a distribution of the remaining assets of the Company. Until such time, and so long as the OTCBB or the Pink Sheets continue to provide a market for the stock, stockholders will be permitted to transfer common shares in the same manner as they currently may be transferred.

                              STOCKHOLDER PROPOSALS

     Our Bylaws treat annual meetings and special meetings differently with respect to stockholder proposals.

Special Meetings

     Pursuant to our Bylaws, matters that are not specified in a notice of a special meeting cannot be brought before such special meeting unless they are brought before the special meeting by the Board of Directors. Accordingly, no stockholder proposals will be considered at the Meeting.

Annual Meetings

     We intend, subject to the approval of the stockholders, to dissolve, liquidate and wind up the affairs of the Company. Accordingly, if the Plan of Dissolution is approved, we do not expect to call or hold an annual meeting of the stockholders of the Company with respect to the Company's fiscal year ended June 30, 2009.

     The Bylaws of the Company provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board, the stockholder must give written notice to the Secretary of the Company not less than ninety (90) days before the date fixed for such annual meeting; provided, however, that in the event that less than one hundred (100) days notice or prior public disclosure of the date of the annual meeting is given or made, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. The notice must include the stockholder's name, record address, and number of shares owned by the stockholder, describe briefly the proposed business, the reasons for bringing the business before the annual meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

     If the Plan of Dissolution is not approved, we expect the next annual meeting of stockholders to be held on or about January 15, 2010. Accordingly, because notice of any such annual meeting of stockholders will necessarily be given less than one hundred (100) days in advance of the date of the annual meeting, written notice for certain business, or nominations to the Board of Directors, to be brought before the next Annual Meeting must be given to the Company no later than 10 days following the date the notice of any such Annual Meeting was mailed or made public. If notice is received after that date, it will be considered untimely, and the Company will not be required to present the matter at the annual meeting.

                                  OTHER MATTERS

     You may also be asked to take action on other matters that may be brought before the Meeting by the Board of Directors, although we do not expect any other matters to be brought before the Meeting as of this date. However, if any matters should properly come before the annual meeting, it is intended that holders of the proxies will act as directed by a majority of the Board of Directors.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Jon G. Cleghorn
                                            Secretary
Sioux City, Iowa
November 16, 2009

                                 REVOCABLE PROXY

                         FIRST FEDERAL BANKSHARES, INC.
                         SPECIAL MEETING OF STOCKHOLDERS

                                December 18, 2009

     The undersigned hereby appoints Barry E. Backhaus and Jon G. Cleghorn, and each of them, with full powers of substitution to act as attorneys and proxies (the "Proxies") for the undersigned to vote all shares of Common Stock of the Company that the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") to be held at 801 Fourth Street, Sioux City, Iowa, at 12:00 noon, Central Time, on Friday, December 18, 2009. The Proxies are, and each of them is, authorized to cast all votes to which the undersigned is entitled as follows:


                                                               VOTE

                                                    FOR     AGAINST     ABSTAIN
                                                   -----   ---------   ---------

1.   The adoption of the Plan of                    [ ]       [ ]         [ ]
Dissolution, pursuant to which the
Company will be voluntarily
dissolved, its liabilities provided
for, its affairs wound up and any
remaining assets distributed to
stockholders.




The Board of Directors recommends a vote "FOR" Proposal 1.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of notice of the Meeting and a proxy statement dated November 16, 2009.

Dated:                                   [ ] Check Box if You Plan to Attend
      -------------------------              the Special Meeting



-------------------------------              -----------------------------------
Print name of Stockholder                    Print name of Stockholder



-------------------------------              -----------------------------------
Signature of Stockholder                     Signature of Stockholder


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

--------------------------------------------------------------------------------

           Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

--------------------------------------------------------------------------------

                                    EXHIBIT A
                                    ---------

                       PLAN OF DISSOLUTION AND LIQUIDATION

                       PLAN OF DISSOLUTION AND LIQUIDATION
                                       OF
                         FIRST FEDERAL BANKSHARES, INC.


     The Board of Directors of First Federal Bankshares, Inc., a Delaware Corporation (the "Corporation") has unanimously adopted this Plan of Dissolution and Liquidation (the "Plan"). This Plan is for the purpose of effecting the dissolution of the Corporation, and the distribution of its remaining assets, in accordance with Title 8, Chapter 1, Subchapter X of the Delaware General Corporation Law, as follows:

1.   Approval.
     --------

     The Plan is subject to, and shall become effective upon, the approval of the Corporation's stockholders. The Board of Directors shall call a special meeting of the stockholders, at which meeting the Plan will be submitted to a vote of the stockholders (the "Special Meeting"). The Plan must be approved by stockholders holding more than 50% of the shares of the Corporation's common stock. The approval must occur at a meeting where a quorum of stockholders holding more than 50% of the Corporation's common stock are present in person or by proxy.

     The Board of Directors shall prepare or cause to be prepared and submitted to the stockholders, not less than ten (10) nor more than sixty (60) days prior to the date of the Special Meeting, a proxy statement containing all information required by applicable law and such other information as the Board of Directors shall determine is necessary or appropriate for the stockholders to make an informed decision regarding the dissolution of the Corporation.

2.   Payment of or Reserve Against Liabilities.
     -----------------------------------------

     The Corporation shall:

     (a) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Corporation, including without limitation federal and state income taxes and state franchise taxes;
     (b) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Corporation which is the subject of a pending action, suit or proceeding to which the Corporation is a party; and
     (c) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Corporation or that have not arisen but that, based on facts known to the Corporation, are likely to arise or to become known to the Corporation within ten years after the date of dissolution. Such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient funds. If there are insufficient funds, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of funds legally available therefor.

3.   Filings.
     -------

     The officers of the Corporation shall prepare or cause to be prepared, execute and file:

     (a) a Certificate of Dissolution with the Secretary of State of Delaware in accordance with the provisions of Section 275(d) of the Delaware General Corporation Law;
     (b) with the Securities and Exchange Commission a preliminary proxy statement, if necessary, and a definitive proxy statement on Schedule 14A;
     (c) with the Securities and Exchange Commission, a post-effective amendment to the current registration statement on Form S-8, which amendment shall terminate the registration of any shares registered by such registration statement that remain unsold;
     (d) with the Securities and Exchange Commission, a Form 15 terminating the registration of the Corporation's securities under Section 15(d) of the Securities Exchange Act of 1934;
     (e) with the appropriate taxing agencies, the final tax returns of the Corporation; and (f) all other returns, documents and information required to be filed by reason of the dissolution of the Corporation.

The officers of the Corporation shall cause the Corporation to pay all fees incurred in connection with the filings required in connection with the dissolution of the Corporation.

4.   Distribution of Assets.
     ----------------------

     Any funds remaining after the payment and provisions required by Section 2 are made and all fees and expenses related to the dissolution of the Corporation are paid shall be distributed to the Corporation's stockholders.

5.   Miscellaneous.
     -------------

     The officers of the Corporation shall carry out and consummate the Plan and may adopt all resolutions, execute all documents, file all papers and take any and all other actions they deem necessary or desirable for the purpose of effecting the dissolution of the Corporation, the winding up of its business and affairs and the distribution of its assets.


                                       2